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Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-108040) for the registration of 1,000,000 common shares of beneficial interest and related Prospectus of Liberty Property Trust and to the incorporation by reference therein of our report dated February 7, 2003, with respect to the consolidated financial statements and schedule of Liberty Property Trust included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                   /s/Ernst & Young LLP

Philadelphia, Pennsylvania
September 5, 2003